SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2014

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11801 Research Drive

Suite D

Alachua, Florida 32615

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2014, our board of directors appointed David R. Guyer, MD, and Ivana Magovcevic-Liebisch, PhD, JD, to serve as members of our board of directors. Dr. Guyer was appointed to serve as a class I director, for a term expiring at our 2014 annual meeting of stockholders, and Dr. Magovcevic-Liebisch was appointed to serve as a class II director, for a term expiring at our 2015 annual meeting of stockholders. Dr. Guyer was also appointed to serve as a member of our nominating and corporate governance committee.

Also on June 27, 2014, Sam Wu and Jill Carroll each notified us that each of them intends to resign from our Board of Directors, effective as of July 31, 2014, in accordance with policies of the venture investment firms with which they are affiliated. Dr. Wu and Ms. Carroll have served as members of our Board of Directors since December 2010 and April 2013, respectively. Neither Dr. Wu’s nor Ms. Carroll’s decision to resign from our Board of Directors was the result of any disagreement with us on any matter related to our operations, policies or practices.

A copy of our press release dated June 30, 2014 announcing the appointment of Dr. Guyer and Dr. Magovcevic-Liebisch to our board of directors and Dr. Wu’s and Ms. Carroll’s resignations is attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated June 30, 2014, entitled “AGTC Appoints David R. Guyer, MD, and Ivana Magovcevic-Liebisch, PhD, JD, to Its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Lawrence E. Bullock
Lawrence E. Bullock
Chief Financial Officer

Date: July 3, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 30, 2014, entitled “AGTC Appoints David R. Guyer, MD, and Ivana Magovcevic-Liebisch, PhD, JD, to Its Board of Directors.”

4